UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) February 7, 2005

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27646	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On February 7, 2005, based on the recommendation of the Compensation Committee, the Board of Directors (“Board”) of Matrixx Initiatives, Inc. (“Company”) approved the following annual base salaries for the Company’s executive officers for 2005:

Name	Position	Base Salary
Carl J. Johnson	Chief Executive Officer, President	$425,000
William J. Hemelt	Chief Financial Officer, Executive Vice-President of Operations, Treasurer	$225,000
Timothy L. Clarot	Vice President-Research and Development	$190,000
Mike Voevodsky	Vice President-Marketing	$180,000
James A. Marini	Vice President-Sales	$145,000
Lynn A. Romero	Vice President-Administration, Secretary	$120,000

     Also, on February 7, 2005, the Compensation Committee recommended and the Board approved the following annual incentive awards to each of the Company’s executive officers for the year ended December 31, 2004:

Name	Cash Bonus	Restricted Shares (1)	Deferred Compensation (2)
Mr. Johnson	$350,000	$119,700	$95,200
Mr. Hemelt	$100,000	$24,000	$26,800
Mr. Marini	$80,000	$12,000	$8,800
Mr. Voevodsky	$75,000	$12,000	$10,720
Ms. Romero	$65,000	$12,000	$7,200
Mr. Clarot	$100,000	$24,000	$9,320

(1)	Reflects the cash amount applied toward the purchase of restricted stock at the closing price per share of the Company’s common stock on NASDAQ on the award date (“Closing Price”). The shares are restricted for three years.

(2)	One-third of this amount must be used to acquire restricted shares on the terms disclosed above. The balance of the award may be taken either in restricted shares or in cash, at the discretion of the executive.

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     The annual incentive awards approved were higher than required by the Company’s incentive plan as a result of the Company’s outstanding net sales and net income performance and each executive’s individual performance.

     In addition, on February 7, 2005, the Compensation Committee approved the following grants of incentive stock options to each of the executive officers:

Name	Number of Stock Options (1)
Mr. Johnson	40,000
Mr. Hemelt	20,000
Mr. Clarot	20,000
Mr. Voevodsky	10,000
Mr. Marini	10,000
Ms. Romero	10,000

(1)	The options were granted at the Closing Price, have a seven year term, and vest immediately.

     In connection with the new accounting rules regarding stock options, the Compensation Committee approved the immediate vesting of all outstanding stock options previously granted under the Company’s option plans, including those granted to executive officers and directors, for which the option exercise price was above the Closing Price on February 7, 2005. The Board also adopted a requirement that all executive officers of the Company own, by February 2008, the number of shares of the Company’s common stock roughly equal to their 2005 base salary divided by the Closing Price. The Board believes this requirement will more directly align the interests of the Company’s executive officers with the interests of the shareholders.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits
99.1 Form of Option Agreement
99.2 Form of Restricted Stock Agreement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer, and Treasurer

     Date: February 11, 2005

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